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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Builders FirstSource, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

To our Stockholders,

You are cordially invited to attend the annual meeting of stockholders of Builders FirstSource, Inc., which will take place at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, May 24, 2007, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of Annual Meeting of Stockholders, Proxy Statement, and form of proxy enclosed with this letter.

Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 3 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.

Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save the Corporation the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other stockholder of record concerning each of these voting options.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Builders FirstSource, Inc.

Paul S. Levy
Chairman of the Board

April 9, 2007

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

Official Notice of Annual Meeting of Stockholders

To our Stockholders:

The annual meeting of stockholders of Builders FirstSource, Inc. will take place at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, May 24, 2007, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

(1) The election of directors;

(2) The adoption of the Builders FirstSource, Inc. 2007 Incentive Plan;

(3) The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2007; and

(4) Any other business that may properly be brought before the annual meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 30, 2007 will be entitled to vote at the meeting.

By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary

April 9, 2007

IMPORTANT:

If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 3 of the Proxy Statement for instructions on how to obtain an admission ticket. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other stockholder of record.

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Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

Proxy Statement

Annual Meeting of Stockholders
May 24, 2007

This Proxy Statement is being furnished by Builders FirstSource, Inc. (the “Corporation” or “Builders FirstSource”) in connection with a solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) to be voted at the annual meeting of the Corporation’s stockholders to be held on May 24, 2007 (the “annual meeting” or “meeting”). Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other stockholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for stockholders of record will be available until 11:59 p.m. eastern daylight time on May 23, 2007. This Proxy Statement and the accompanying proxy card were first mailed on or about April 9, 2007.

SOLICITATION AND RATIFICATION OF PROXIES

If the enclosed form of proxy card is signed and returned, it will be voted as specified on the proxy card, or, if no vote is specified, it will be voted FOR all nominees presented in Proposal 1 and FOR the proposals set forth in Proposal 2 and Proposal 3. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the members of the Proxy Committee, comprised of Kevin P. O’Meara and Charles L. Horn, will vote regarding those matters in accordance with their best judgments. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “stockholder of record.”

The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Corporation will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Builders FirstSource or its subsidiaries, in person or by telephone. No additional compensation will be paid to directors, executive officers, or other employees for their services in this regard. Builders FirstSource will also request banks, brokers, and other stockholders of record to forward proxy materials, at the Corporation’s expense, to the beneficial owners of the Corporation’s shares. The Corporation has retained Mellon Investor Services LLC to aid in this solicitation at an estimated fee of approximately $5,500, plus normal expenses estimated to be approximately $1,500.

OUTSTANDING STOCK AND VOTING PROCEDURES

Outstanding Stock

The stockholders of record of Builders FirstSource, Inc. Common Stock (“Common Stock”) at the close of business on March 30, 2007 will be entitled to vote in person or by proxy at the annual meeting. At that time, the Corporation had 35,434,413 outstanding shares of its Common Stock. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting.

Voting Procedures

Votes cast by proxy or in person at the meeting will be tabulated by representatives from ADP Investor Communication Services, which has been appointed the Inspector of Election. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

Proposal 1.  Nominees for available director positions of Builders FirstSource are elected by a plurality of the votes cast at the annual meeting. Abstentions from voting will have no effect on the outcome of such vote because elections of directors are determined on the basis of votes cast and abstentions are not counted as votes cast.

Proposal 2.  Approval of the Builders FirstSource, Inc. 2007 Incentive Plan requires the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. If you return your proxy card, but abstain from voting on the proposal, your abstention will have the same practical effect as a vote against the proposal.

Proposal 3.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm requires the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. If you return your proxy card, but abstain from voting on the proposal, your abstention will have the same practical effect as a vote against the proposal.

If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting on the matter so proposed, unless otherwise provided in the Corporation’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws (the “By-laws”) or the Delaware General Corporation Law. None of the members of our Board have informed the Corporation in writing that they intend to oppose any action intended to be taken by the Corporation.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Kevin P. O’Meara, our President and Chief Operating Officer, and Charles L. Horn, our Senior Vice President and Chief Financial Officer, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephone.

2.	What is a proxy statement?

A proxy statement is a document that the Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.	What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

If your shares are registered in your name at our transfer agent, The LaSalle Bank, you are a stockholder of record.

If your shares are registered at The LaSalle Bank in the name of a broker, bank, trustee, nominee, or other similar stockholder of record on your behalf, your shares are held in street name and you are the beneficial owner of the shares.

4.	How do you obtain an admission ticket to personally attend the annual meeting?

Stockholders of Record.  Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

Street Name Holders.  You will need to ask your broker or bank for an admission ticket in the form of a legal proxy, and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.	What different methods can you use to vote?

By Written Proxy.  All stockholders may vote by mailing the written proxy card.

By Telephone and Internet Proxy.  All stockholders of record may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other stockholder of record makes those methods available, in which case the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

In Person.  All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.	What is the record date and what does it mean?

The record date for the annual meeting is March 30, 2007. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.	What are your voting choices for director nominees, and what vote is needed to elect directors?

For the vote on the election of the Class II director nominees to serve until the 2010 annual meeting, stockholders may:

•	vote in favor of all nominees,

•	vote to withhold votes from all nominees, or

•	vote to withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. Accordingly, abstentions will have no effect on proposal 1. The Board recommends a vote “FOR” each of the director nominees.

8.	What is a plurality of the votes?

In order to be elected, a director nominee does not have to receive votes in favor from a majority of the votes cast for directors. Instead, the three nominees elected will be those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

9.	What are your voting choices on the approval of the Builders FirstSource 2007 Incentive Plan, and what vote is needed for the approval?

In the vote on the approval of the Builders FirstSource 2007 Incentive Plan, stockholders may:

•	vote in favor of the approval,

•	vote against the approval, or

•	abstain from voting on the approval.

The proposal to approve the Builders FirstSource 2007 Incentive Plan will require the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. Accordingly, abstentions will have the effect of a vote “against” proposal 2. The Board recommends a vote “FOR” proposal 2.

10.	What are your voting choices on the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, stockholders may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. Accordingly, abstentions will have the effect of a vote “against” proposal 3. The Board recommends a vote “FOR” proposal 3.

11.	What if a stockholder does not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted “FOR” proposals described in this Proxy Statement for which no specific instructions are given.

12.	How are broker non-votes counted?

Where a broker returns a proxy or voting instructions but has not received voting instructions from its customer and does not vote, those shares will be counted (i) as abstentions where the matter is routine and the broker has discretion to vote on the matter (proposals 1 and 3) and (ii) as not entitled to vote, and thus not abstentions, where the matter is non-routine and the broker does not have discretion to vote on the matter (proposal 2).

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

There are currently ten members of the Board of Directors. Pursuant to the Corporation’s By-Laws, the Board is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. Accordingly, this Proposal 1 seeks the election of three directors whose terms expire in 2007.

The terms of three directors, Ramsey A. Frank, Kevin J. Kruse, and Floyd F. Sherman, will expire at the annual meeting in 2007. The Board of Directors has nominated Messrs. Frank, Kruse, and Sherman for election to a term that will expire at the annual meeting in 2010.

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted FOR the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors has nominated the following directors for election. Each of the following nominees, a current director with a term expiring at the 2007 annual meeting, has furnished to the Corporation the following information with respect to his principal occupation or employment and principal business directorships:

Class II — Directors with Terms Expiring in 2007

Ramsey A. Frank, Director, age 46.  Mr. Frank became a director in 2001 and is a member of the Compensation Committee. Mr. Frank is a Senior Managing Director of JLL Partners, Inc., which he joined in 1999. From January 1993 to July 1999, Mr. Frank was a Managing Director at Donaldson, Lufkin & Jenrette, Inc., where he headed the restructuring group and was a senior member of the leveraged finance group. Mr. Frank serves as a director of several companies, including Motor Coach Industries International, Inc., C.H.I. Overhead Doors, Inc., Education Affiliates, Inc., PGT, Inc., and Medical Card System, Inc.

Kevin J. Kruse, Director, age 36.  Mr. Kruse became a director in February of 2006 and is a member of the Compensation Committee. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Kruse has been a managing director of Warburg Pincus, LLC since January 2006 and has been employed by Warburg Pincus, LLC since February 2002. Prior to joining Warburg Pincus, LLC, Mr. Kruse was employed by AEA Investors, Inc. Prior to that, he was employed by Bain & Co., Inc., a management consulting firm. Mr. Kruse is also a director of Polypore International, Inc., TransDigm Group Incorporated, and Wellman, Inc.

Floyd F. Sherman, Chief Executive Officer and Director, age 67.  Mr. Sherman has been our Chief Executive Officer and a director since 2001, when he joined the Corporation. From 2001 until October 2006, he also served as President of the Corporation. Prior to joining the Corporation, he spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman is a director of PGT, Inc. and C.H.I. Overhead Doors, Inc. Mr. Sherman has over 40 years of experience in the building products industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

The background and business affiliations of the Corporation’s other directors, whose terms of service continue beyond 2007, are set forth below:

Class III — Directors with Terms Expiring in 2008

Paul S. Levy, Director and Chairman of the Board, age 59.  Mr. Levy became a director in 1998. Mr. Levy is a Senior Managing Director of JLL Partners, Inc., which he founded in 1988. Mr. Levy serves as a director of several companies, including Motor Coach Industries International, Inc., Mosaic Sales Solutions, Corp., PGT, Inc., Education Affiliates, Inc., IASIS Healthcare, LLC, J.G. Wentworth, LLC, and ACE Cash Express, Inc.

David A. Barr, Director, age 43.  Mr. Barr became a director in February of 2006. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Barr has served as a general partner of Warburg Pincus, LLC since January 2001 and is involved in leveraged buy-out and special situations activities in the United States. Mr. Barr was a managing director at Butler Capital and focused on leveraged buy-out transactions for more than 10 years prior to joining Warburg Pincus in 2000. He also previously worked at Goldman Sachs. He received a B.A. in economics from Wesleyan University and an M.B.A. from Harvard Business School. Mr. Barr is a director of TransDigm Group Incorporated, Neiman Marcus, Polypore International, Inc., and Eagle Family Foods.

Cleveland A. Christophe, Director, age 61.  Mr. Christophe became a director in September of 2005 and is the Chairman of the Compensation Committee and a member of the Audit Committee. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Christophe is the Managing Partner of TSG Capital Group, a private equity investment firm, which he founded in 1992. Previously, Mr. Christophe was Senior Vice President of TLC Group, L.P. From 1971 to 1987, Mr. Christophe held numerous senior positions with Citibank, N.A. He has served as a director of various public and private companies and has been a Chartered Financial Analyst since 1975.

Craig A. Steinke, Director, age 50.  Mr. Steinke became a director in June of 2006 and is a member of the Audit Committee. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Steinke is President and Chief Executive Officer of Eagle Family Foods, Inc., a consumer products company in the food industry. Prior to his appointment as CEO in 2001, he served as Chief Financial Officer of Eagle Family Foods from 1998-2001. His previous positions held include Senior Vice President and Group General Manager of BHP Copper, a significant natural resource company, and President of Magma Metals, a billion-dollar subsidiary of Magma Copper Company. Mr. Steinke, a C.P.A., has nine years of public accounting experience with Arthur Andersen & Company and received his B.A. in Finance and Accounting from California State University — Long Beach. Mr. Steinke also serves as a director of Eagle Family Foods, Cambridge International, and SIFE.

Class I — Directors with Terms Expiring in 2009

Michael Graff, Director, age 55.  Mr. Graff became a director in February of 2006. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Graff was President and Chief Operating Officer of Bombardier Aerospace before joining Warburg Pincus in 2003. He is currently involved with the firm’s leveraged buy-out and special situation activities, focusing primarily on the industrial sector. Previously, he was a partner at McKinsey & Company in New York, London, and Pittsburgh. Mr. Graff received an A.B. from Harvard College in economics and an M.S. from the Sloan School of Management at the Massachusetts Institute of

Technology. He is a director of TransDigm Group Incorporated, CAMP Systems International, and Polypore International, Inc.

Robert C. Griffin, Director, age 59.  Mr. Griffin became a director in June of 2005 and is the Chairman of the Audit Committee. The Board of Directors has affirmatively determined that he qualifies as an independent director. In March 2002, Mr. Griffin retired from Barclays Capital, where from June 2000 to March 2002 he was Head of Investment Banking, Americas and a member of the Management Committee. Prior to joining Barclays Capital, Mr. Griffin was a member of the Executive Committee for the Montgomery Division of Banc of America Securities and held a number of positions with Bank of America, including Group Executive Vice President and Head of Global Debt Capital Raising and as a Senior Management Council Member. Mr. Griffin serves on the board of directors of Commercial Vehicle Group, Inc. and RG Boat Company.

Brett N. Milgrim, Director, age 38.  Mr. Milgrim became a director in 1999. Mr. Milgrim is a director of both PGT, Inc. and C.H.I. Overhead Doors, Inc. and is a Managing Director of JLL Partners, Inc., which he joined in 1997.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Purpose and Structure

The mission of the Board is to provide strategic guidance to the Corporation’s management, to monitor the performance and ethical behavior of the Corporation’s management, and to maximize the long-term financial return to the Corporation’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of ten directors.

Director Independence

The Board of Directors is comprised of one management director, Mr. Sherman, who is the Corporation’s CEO, and nine non-management directors. Three of our non-management directors (Chairman Levy and Messrs. Frank and Milgrim) have not been determined by the Board to be independent. Our Board of Directors has affirmatively determined that Messrs. Barr, Christophe, Graff, Griffin, Kruse, and Steinke are “independent” under the director independence criteria adopted under the Nasdaq Marketplace Rules (the “Nasdaq Rules”). In addition, our Board of Directors has affirmatively determined that Messrs. Christophe, Griffin, and Steinke are also “independent” under the SEC’s standards for independent audit committee members. Two of the three members of the Compensation Committee, Messrs. Christophe and Kruse, are independent. Mr. Frank, the third member of the Compensation Committee, has not been determined by the Board to be an independent director. The Corporation does not have a nominating committee. The functions of the nominating committee are performed by the independent members of the Board.

As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and the Corporation, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant Nasdaq and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of Builders FirstSource or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria. Each year, the independent directors meet in regularly scheduled executive sessions outside the presence of management representatives. Interested parties, including stockholders, may communicate with the Chairman or the independent directors as a group through the process described in this Proxy Statement under the heading “Corporate Governance — Policy on Stockholder-Director Communications.”

Al Castaldi served as a director and as the Chairman of the Audit Committee until February 27, 2006. He was not determined to be independent by the Board of Directors.

Board Meetings and Attendance

In 2006, our Board of Directors met eight times, our Audit Committee met nine times, and our Compensation Committee, which was formed in July 2006, met one time, including regularly scheduled and special meetings. During 2006, each of the Corporation’s directors attended at least 75% percent of the total number of meetings of the Board and each committee on which he served (during his service on such committee), except that Mr. Levy attended fewer than 75% of the Board meetings. Pursuant to the Builders FirstSource, Inc. Policy on Director Attendance at Annual Meetings of Stockholders (available on the Governance section of our Web site), all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an Annual Meeting of Stockholders is expected to notify the Chairman of the Board in advance of such meeting. In 2006, all members of the Board attended our annual meeting.

Audit Committee

The Audit Committee is composed of three independent directors (as that term is defined by the Nasdaq Rules and SEC regulations), Messrs. Christophe, Griffin, and Steinke. Mr. Griffin serves as the Chairman of the Audit Committee. The Board of Directors has affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by Nasdaq Rules. The Board of Directors has designated Messrs. Christophe, Griffin, and Steinke as audit committee “financial experts” under the SEC’s guidelines. The Board has also determined that Messrs. Christophe, Griffin, and Steinke meet the independence standards of both the SEC rules and the Nasdaq Rules for Audit Committee members.

The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Corporation’s financial reports and other financial information provided by the Corporation to its stockholders, the public, and others, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications, independence, and performance, and (iv) the performance of the Corporation’s internal audit function, including its systems of internal controls. The Committee’s functions also include preparation of the audit committee report included in this Proxy Statement. The Board adopted an amended charter for the Audit Committee on July 27, 2006. A copy of this charter is available on the Governance section of our Web site at www.bldr.com.

Compensation Committee

The Compensation Committee is composed of three directors, Messrs. Christophe, Frank, and Kruse. Mr. Christophe serves as the Chairman of the Compensation Committee. Because, until recently, the Corporation was a “Controlled Company” for purposes of Section 4350(c) of the Nasdaq Rules, the Corporation was previously exempt from the requirement that the Compensation Committee consist entirely of independent directors. The Nasdaq Rules contain a “phase-in” period, which required that our Compensation Committee have one independent member on the date we ceased to be a Controlled Company. The “phase in” period under the Nasdaq Rules further requires that our Compensation Committee consist of a majority of independent directors within 90 days of our ceasing to be a Controlled Company and, subject to certain exceptions, entirely of independent directors within one year of our ceasing to be a Controlled Company.

Two of the members of the Compensation Committee, Messrs. Christophe and Kruse, are independent (as that term is defined by the Nasdaq Rules). The third member, Mr. Frank, is not independent. The Corporation is currently in compliance with the applicable Nasdaq phase-in requirements. We intend to take all necessary action in the future in order for us to continue to comply with Nasdaq Rules relating to the independence of members of the Compensation Committee.

The primary function of the Compensation Committee is to advise the Board of Directors regarding the compensation of the executive officers of the Corporation and to approve the annual discussion and analysis section on executive compensation that is included in the Corporation’s proxy statement for the annual meeting of stockholders, or other required disclosure, in accordance with applicable rules and regulations. The Board adopted a charter for the Compensation Committee on July 27, 2006. A copy of this charter is available on the Governance section of our Web site at www.bldr.com.

Director Nomination Process

When the Corporation recently ceased to be a Controlled Company under the Nasdaq Rules, the Board established a policy in which nominees for the Board are recommended for the Board’s selection by the independent directors of the Corporation. The Board believes that, in light of its adoption of the Policy on the Director Nomination Process, it has in place adequate processes to identify, evaluate, select, and nominate qualified director candidates. The Policy on the Director Nomination Process is discussed in more detail below and is available on the Governance section of our Web site at www.bldr.com.

Director Compensation

The following table sets forth the cash and other compensation paid by the Corporation to the members of the Board of Directors of the Corporation for all services in all capacities during 2006:

Fees Earned or
	Paid in Cash	Stock Awards	Total
Name(1)	($)	($)(2)	($)

David A. Barr	—	—	—
Cleveland A. Christophe	44,437	32,552	76,989
Ramsey A. Frank	—	—	—
Michael Graff	—	—	—
Robert C. Griffin	43,745	32,499	76,244
Kevin J. Kruse	—	—	—
Paul S. Levy	—	—	—
Brett N. Milgrim	—	—	—
Craig A. Steinke	23,135	23,053	46,188

(1)	Messrs. Barr, Frank, Graff, Kruse, Levy, and Milgrim are affiliated with Building Products, LLC and, therefore, by the terms of the Amended and Restated Independent Director Compensation Policy, are ineligible for compensation for their service on the Board and its committees.

(2)	Reflects the proportionate amount of the total fair value of stock awards recognized by the Corporation as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R). The assumptions used in determining the grant date fair values of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

The following table shows: (i) the aggregate grant date fair value of restricted shares received by Messrs. Christophe, Griffin, and Steinke as determined in accordance with FAS 123R and (ii) the total number of restricted shares held as of December 31, 2006:

	Grant Date Fair Value	Total Number of
	of Restricted Shares	Restricted Shares
	Granted in 2006	Held as of
Name	($)	December 31, 2006

Mr. Christophe	29,998	3,565
Mr. Griffin	29,998	4,227
Mr. Steinke	89,986	4,769

Director Compensation Program

The independent members of our Board of Directors who are not affiliated with Building Products, LLC are compensated pursuant to an Independent Director Compensation Policy adopted by the entire Board. Prior to August 1, 2006, each such independent director received: (i) an annual cash retainer of $20,000, (ii) a grant of restricted shares for the first three years of service determined by dividing a dollar amount ($60,000) by the fair market value of our Common Stock on the date of grant, such grant to vest equally over a three-year period (such that shares of restricted stock with an aggregate fair market value at the time of issuance of $20,000 shall vest on each of the first three anniversaries of the grant date, with each such vesting being contingent on the director’s continued service on the Board), (iii) a fee of $1,000 per day for each meeting of the Board of Directors (or committee thereof) attended, and (iv) an annual cash retainer of $5,000 for each committee on which they served.

After August 1, 2006, such independent directors receive: (i) an annual cash retainer of $50,000, payable quarterly, and (ii) an annual cash retainer of $5,000 for service as the chairperson of a committee of the Board. Independent directors do not receive separate per meeting fees. Independent directors also receive restricted stock awards, the number of shares to be determined by dividing a dollar value ($50,000 per year) by the fair market value of our Common Stock on the date of grant. However, since the current independent directors had already received an initial grant of restricted shares at the time their Board service began with a value of $60,000 that vested evenly over three years (as described above), such directors will receive only an annual grant of restricted shares with a value of $30,000 until the initial grant has fully vested. Such grants will vest over a one-year period.

We have not paid, and do not intend to pay, compensation to individuals serving on our Board or its committees who are employees of the Corporation, are affiliates of Building Products, LLC, or are not deemed independent.

No Material Proceedings

As of March 27, 2007, there are no material proceedings to which any director, executive officer, or affiliate of the Corporation or any owner of more than five percent of the Common Stock, or any associate of any of the foregoing, (i) is a party adverse to the Corporation or any of its subsidiaries or (ii) has a material interest adverse to the Corporation or any of its subsidiaries.

CORPORATE GOVERNANCE

Builders FirstSource, Inc. is committed to conducting its business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers, and employees in governing the Corporation and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Builders FirstSource, Inc. and its subsidiaries endeavor to do business according to the highest ethical and legal standards, complying with both the letter and spirit of the law. Our Board of Directors has approved a Code of Business Conduct and Ethics that applies to the Corporation’s directors, officers (including our principal executive officer, principal financial officer, and controller), and employees. Our Code of Business Conduct and Ethics is administered by a Compliance Committee made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments. Our employees are encouraged to report any suspected violations of laws, regulations, and the Code of Business Conduct and Ethics and all unethical business practices. We provide a continuously monitored hotline for anonymous reporting by employees. Our Board of Directors has also approved a Supplemental Code of Ethics for the Chief Executive Officer, President, and senior financial officers of Builders FirstSource, Inc., which is administered by our General Counsel. Both of these policies can be found on the Governance section of our corporate Web site at www.bldr.com. Stockholders may request a free copy of these policies by contacting the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, United States of America.

In addition, within four business days of:

•	Any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics that applies to our Chief Executive Officer, our Chief Financial Officer, or Controller, or

•	The grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted, and the date of the waiver) on our Web site at the Internet address above. Such information will be available on our Web site for at least a 12-month period. In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the Nasdaq Rules.

By-Law Provisions on Stockholder Nominations of Director Candidates

Builders FirstSource, Inc.’s By-laws provide that no director may be nominated by a stockholder for election at a meeting unless the stockholder (i) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (ii) was a stockholder of record at the time such notice was delivered to the Corporate Secretary. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2008 annual meeting in accordance with the Corporation’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 25, 2008 but no later than February 24, 2008. Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws may be obtained on the Governance section of our Web site at www.bldr.com, by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street Suite 1600, Dallas, Texas 75201, or by e-mail at inforequest@bldr.com. The foregoing is subject to the Corporation’s obligations under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Corporation’s proxy statements, which is further described below on “Stockholder Proposals.”

Policy on Stockholder Recommendations for Director Candidates

The Board of Directors has adopted a Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications to describe the process by which the independent directors of the Board (in preparing their recommendation of director nominees to the Board) will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications is available on the Governance section of our Web site at www.bldr.com. To have a candidate considered by the independent directors of the Board, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Corporation’s stock, including the number of shares owned and the length of time of ownership;

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made;

•	The name, age, residence, business address, and principal occupation of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Corporation, the number of shares of the Corporation’s stock, if any, owned beneficially or of record by the candidate, and the candidate’s consent to be named as a director if selected and nominated by the Board; and

•	Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 and must be delivered to or mailed and received by the Corporate Secretary (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders;

provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Policy on the Director Nomination Process

The Board of Directors has also adopted a Policy on the Director Nomination Process that describes the process followed by the independent directors of the Board to identify, evaluate, and recommend future director candidates for selection by the full Board. A current copy of the Policy on the Director Nomination Process is available on the Governance section of our Web site www.bldr.com.

The Board of Directors believes that the minimum qualifications for serving as a director of the Corporation are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Corporation and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, conflicts of interest, and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, charities, civic bodies, or similar organizations, and other qualities, are believed to enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Corporation, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, or the Nasdaq Rules.

In general, nominees for director generally should have an understanding of the workings of large business organizations such as the Corporation as well as the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. In addition, the independent directors of the Board will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and the Corporation.

The independent directors of the Board will identify potential nominees by asking current directors and executive officers to notify the independent directors of the Board if they become aware of persons meeting the criteria described above. The independent directors of the Board may also, from time to time, engage firms that specialize in identifying director candidates. As described further in the Corporation’s Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications, the independent directors of the Board will also consider candidates recommended by stockholders.

Once a person has been identified by the independent directors of the Board as a potential candidate, the independent directors of the Board may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the independent directors of the Board determine that the candidate warrants further consideration, an independent director of the Board will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the independent directors of the Board will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the independent directors of the Board might be considering, and conduct one or more interviews with the candidate. In certain instances, independent directors of the Board may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The independent directors of the Board’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the independent directors of the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Policy on Stockholder-Director Communications

The Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications also describes the process by which the independent directors of the Board will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws and the process for stockholders to send communications to the Board. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management directors as a group, any Board committee, or any chair of any such committee) in writing by mail or overnight service or electronically. To communicate with the Board of Directors, any individual directors, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Corporation “c/o Corporate Secretary” at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

All communications received will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to the business and operation of the Corporation and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or promotions of a political or similar agenda will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Auditor Services Pre-Approval Policy

Our Audit and Non-Audit Services Pre-Approval Policy, available on the Governance section of our Web site at www.bldr.com, defines the principles and procedures followed by the Audit Committee in pre-approving audit and non-audit services performed by the Corporation’s independent registered public accounting firm.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

Successful execution of our strategic plan is predicated on attracting and retaining a talented and highly motivated executive team. Unwanted turnover among our key executives can be very costly to our stockholders. Therefore, our executive compensation program has been designed to support our long-term strategic objectives, as well as address the realities of the competitive market for talent.

In the discussion that follows, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. The persons who served as our Chief Executive Officer and Chief Financial Officer during 2006, as well as the other individuals named in the Summary Compensation Table, are referred to as the “named executive officers” (or “NEOs”) throughout this Proxy Statement.

Compensation Principles

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business. Our executive compensation program is guided by several key principles:

•	To provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent;

•	To provide financial incentives to our executive officers to achieve key financial and operational objectives set by the Board of Directors;

•	To provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program;

•	To use equity awards, or awards with equity-like features, to align executive compensation with stockholder interests; and

•	To provide a total compensation program that emphasizes direct compensation over indirect compensation such as perquisites and other benefits.

2006 Executive Compensation Process

Board Oversight.  Prior to the formation of our Compensation Committee in July 2006, our Board of Directors was responsible for designing our executive compensation program. In February 2006, the Board established the 2006 compensation framework for our executive officers. Prior to the February 2006 meeting, the Board reviewed compensation proposals and related information from a number of sources, including a compensation consultant and certain members of our management team, as described below.

Compensation Consultant.  The Board considered the advice of a compensation consultant, Mercer Human Resource Consulting (“Mercer”), in making its determinations regarding our 2006 executive officer compensation program. Mercer was retained by management on behalf of the Board to conduct a review of our existing management compensation program (including base salary, annual bonus plan, and equity awards), to conduct market total compensation comparisons for the executive officers, and to make recommendations to the Board regarding any needed changes to our executive compensation program.

Role of Executives.  Our CEO, CFO, and General Counsel, as well as members of our Legal and Finance Departments, assisted the Board and Mercer in gathering the information needed for their respective reviews of the 2006 executive compensation program. This assistance included the preparation of tally sheets and assembling requested compensation data. The Board also reviewed the recommendations of our CEO with respect to the compensation of the named executive officers other than himself during their February 2006 meeting.

Benchmarking.  In conjunction with Mercer, the Board periodically benchmarks the competitiveness of our compensation programs to determine how well our actual compensation levels compare to our overall philosophy and target markets. Peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors. According to the most recent ProSales 100 rankings by ProSales Magazine, only 3 (including Builders FirstSource) of the 20 largest competitors in the professional building products market are publicly-traded. Therefore, we expanded the peer group to include additional publicly-traded building products companies of similar size that serve additional end markets to provide a proxy for the competitive market for executive talent. Peer selection was focused on size based on revenues because revenues provide a reasonable point of reference for comparing like positions and scope of responsibility. Thus, for 2006, the primary peer benchmarking group included:

Beacon Roofing Supply	Bluelinx Holdings	Building Materials Holding Corp.
ElkCorp	Fastenal	Huttig Building Products
NCI Building Systems	Universal Forest Products	USG

Our benchmarking consisted of all components of direct compensation, including base salary, annual bonus, and long-term incentives. Information gathered from the proxy statements of this peer group for our CEO and other named executive officers and Mercer’s proprietary databases were reviewed for the benchmarking. In addition, in order to accurately reflect our competitive market for executive talent, survey data for similar positions at industrial companies of similar size (approximately $2.0 billion in revenues) were analyzed to develop a broader market point of reference. Surveys reviewed were published by leading human resource organizations, including Mercer. These surveys cover approximately 60 to 70 companies per positional match. Given the changing nature of our industry, the actual companies used in the benchmarking process will vary from year to year, and it is the Compensation Committee’s intent in 2007 to thoroughly review the peer group and make changes as appropriate.

2006 Review of Total Compensation.  A tally sheet affixing dollar amounts for the following components of compensation was prepared by management and reviewed by the Board: salary, bonus, long-term incentives, accumulated unrealized gains under outstanding equity awards, the cost to the Corporation of perquisites, and projected payout obligations under potential severance and change-in-control scenarios. Based on its review, and market data provided by Mercer, the Board determined that our named executive officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payments) in the aggregate was reasonable and not excessive, based on their contribution toward achieving the Corporation’s business and financial objectives, their overall responsibilities, individual performance, and proposed compensation compared to that of comparable positions at peer companies.

Creation/Role of the Compensation Committee.  As a Controlled Company under the Nasdaq Rules, the Corporation was not required to have a compensation committee during 2006. However, in July 2006 the Board formed the Compensation Committee in order to provide more effective evaluation and oversight of executive compensation. Under its charter, the Compensation Committee is responsible for assisting our Board in discharging its responsibilities relating to executive compensation. The Compensation Committee will annually recommend to the Board of Directors for its approval the base salary amounts, annual bonus amounts, long-term incentive compensation levels, and perquisites of our executive officers. A further description of the duties and responsibilities of the Compensation Committee can be found under the caption “Information Regarding the Board and its Committees — Compensation Committee.” In addition, the duties and responsibilities are set out in the Compensation Committee’s charter, which can be found on our Web site at www.bldr.com in the Governance section.

In the fourth quarter of 2006, the Compensation Committee interviewed several compensation consulting firms, including Mercer, to identify an advisor. After careful deliberation, the Compensation Committee chose Mercer to serve as its advisor. Mercer reports directly to the Compensation Committee.

2006 Incentive Plan Decisions.  Upon its formation, the Compensation Committee assumed the responsibilities described above in developing our executive compensation program. In February 2007, the Compensation Committee recommended to the Board of Directors for its approval the 2006 bonus amounts and the 2007 compensation program for our NEOs.

Elements of our Compensation Program

Components of Compensation.  There are four main components of our executive compensation program:

•	Base salary;

•	Annual cash incentives;

•	Long-term equity incentives; and

•	Executive benefits and perquisites.

The Board considered each of these components within the context of a total rewards framework. The proportion of compensation allocated to each of these components is generally designed to be consistent with competitive practices within our industry and the markets in which we compete for executive talent. Our program is designed to provide executives with the opportunity to earn above-median compensation if certain performance goals are met. We believe that the appropriate balance of these components will align the interests of executives with our stockholders and facilitate the creation of value for stockholders.

In making executive compensation decisions, we are guided by the compensation philosophy described above. We also consider historical compensation levels, competitive pay practices at the companies in our peer group, and the relative compensation levels of the Corporation’s named executive officers. We may also consider industry conditions, industry life cycle, corporate performance as compared to internal goals as well as to the peer group, and the overall effectiveness of our compensation program in achieving desired results.

Reflecting our philosophy to focus on direct (rather than indirect) compensation as the most appropriate means to attract and retain key executive talent, the Board offers few perquisites to our executive officers and no retirement benefits beyond our company-wide 401(k) plan.

Balance of Compensation Components.  The cash compensation portion of our executive compensation program consists of base salary and annual bonus. Base salaries for our NEOs are generally set below the median of the market, with target annual bonuses generally set at above-average levels. The result is that our NEOs will earn above-average annual cash compensation if the Corporation’s financial targets for that year are achieved. This above-average weighting on variable versus fixed pay is consistent with our “pay for performance” compensation philosophy.

A key component of our executive compensation program includes rewards for long-term strategic accomplishments and enhancement of long-term stockholder value through the use of equity-based incentives. We believe that long-term incentive compensation performs an essential role in attracting and retaining executive talent and providing them with incentives to maximize the value of stockholders’ investments. The annualized value of the equity awards to executive officers are generally set between the median and the 75th percentile compared to the market, with some variation.

The resulting total compensation levels (base salary plus target bonus plus annualized long-term equity award value) for our NEOs are on average targeted between the median and the 75th percentile of the market. This excludes the CEO, whose package for 2006 was in the lower quartile of the market due to a conservative base salary and no equity award, per his request.

The following sections describe in greater detail each of the elements of our executive compensation program, why they were selected, and how the amounts of each element were determined.

Base Salary

Base salary is designed to compensate the named executive officers in part for their roles and responsibilities and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we consider each executive’s role and responsibility, unique skills, future potential with Builders FirstSource, the salary levels for similar positions in our target market, and internal pay equity.

Our compensation philosophy is to target base salaries below the market median for each named executive officer. In February 2006, the Board determined to raise the NEOs’ base salaries by amounts ranging from 4.3% to 13.6% except that, at his request, the Board did not raise Mr. Sherman’s base salary. The Board made the salary adjustments to bring the NEOs’ base salaries more in line with the market and because the NEOs’ base salaries had not been adjusted since early 2004. After making these salary adjustments, the 2006 base salaries of our NEOs generally remained below the median of similar positions at peer companies and, in the case of Mr. Sherman and Mr. O’Meara, remained below the 25th percentile.

In general, base salary represents less than 25% of our NEOs overall compensation package, assuming that the Corporation is at targeted performance levels for its incentive programs.

Annual Cash Incentives

We provide annual cash incentive awards under our Management Incentive Plan. These short-term cash incentives are designed to reward the achievement of specific, pre-set financial results measured over the current fiscal year. In addition, as referenced below, in order to provide a mechanism to reward superior performance, a portion of each NEO’s annual cash incentive bonus award is payable at the Board’s discretion.

Target award levels are set as a percent of an executive’s base salary. Each NEO (other than Mr. Schenkel) has a minimum target bonus defined in his employment agreement. Overall, the targets are set near the 75th percentile of our target market. These target award levels are reviewed periodically by the Board and can be adjusted based on an executive’s roles and responsibilities and market practices. For 2006, the target awards for our NEOs ranged from 90% to 100% of base salary and are shown by individual and in dollar values in the “Executive Compensation and Other Information — Grants of Plan-Based Awards.”

On average, the target annual incentive award values currently represent less than 25% of the total compensation package.

The Board determines the financial performance goals applicable to the Management Incentive Plan, which may be based on one or more criteria. For 2006, the Board selected the following performance criteria for cash incentive bonus awards:

Return on Net Tangible Assets.  Since the Corporation’s business requires ongoing capital investment, this measure provides an incentive for our executives to efficiently utilize capital invested in the business.

Cash Flow.  This measure of operating performance is an indicator of our ability to fund current and future growth.

Year-Over-Year Comparison of Earnings Before Interest, Taxes, and Amortization (“EBITA”).  This bonus criteria provides incentive for management to continually improve the financial performance of the Corporation from year-to-year regardless of underlying industry conditions or general economic factors. For 2006, EBITA performance was below the 2005 level.

The first two criteria (Return on Net Tangible Assets and Cash Flow) each carried a 20% weighting and the third criteria (Year-Over-Year Comparison of EBITA) carried a 35% weighting. The bonus discretion available to the Board carried a 25% weighting and was based on the CEO’s evaluation of each NEO’s performance and contribution to the business and the Board’s evaluation of the CEO’s performance.

At the time of setting the performance goals relating to these financial performance criteria in February 2006, the Board believed the performance goals would be difficult for management and the Corporation to fully achieve given the expectation of a housing downturn in the Corporation’s markets during 2006. In fact, the Corporation’s performance for 2006 was below target for each of the three financial metrics. Based on this financial performance and the Board’s discretion, the Board determined actual payouts at below target levels for the named executive officers. 2006 payouts are disclosed by executive in “Executive Compensation and Other Information — Summary Compensation Table.”

The Board of Directors does not anticipate that any annual payment made to an executive officer under the Management Incentive Plan would exceed an amount equal to 250% of the annual base salary of such executive officer.

Long-Term Equity Incentives

Our long-term incentive awards are used to link the Corporation’s performance and increases in stockholder value to the total compensation of our named executive officers. These awards are also key components of our ability to attract and retain our key NEOs. The annualized value of the awards to our NEOs is intended to be the largest component of their overall compensation package. On average, and assuming performance is on target, these awards currently represent over 50% of the total compensation package, consistent with our emphasis on linking executive pay to stockholder value. The annualized target award levels are generally set by the Board to be between the median and 75th percentile of our peer group companies, consistent with our overall philosophy. In determining individual long-term incentive awards, the Board of Directors considers each NEO’s scope of job responsibilities, historical award data, total potential rewards from other elements of compensation, and the compensation practices of the peer companies discussed above.

Stock options and restricted stock awards are the primary long-term incentive vehicles that we use in our executive compensation program. These award vehicles have been selected by the Board due to their retention quality and the performance link to our stock price.

Stock Options.  Stock options are granted with an exercise price not less than the market price of the Corporation’s Common Stock on the grant date. Options generally vest over a period of three years, with one third becoming exercisable on each anniversary of the grant date as long as the recipient is still employed by us on the date of vesting, and generally expire after ten years. Stock options only have value if the Corporation’s stock price appreciates after the options are granted.

Restricted Stock.  Shares of restricted stock generally vest in equal proportions over three years as long as the recipient is still employed by us on the date of vesting. Recipients of shares of restricted stock are entitled to receive dividends (when and if declared) on, and may vote, the shares.

In February 2006, the Board granted stock options and restricted stock awards to Messrs. O’Meara, Horn, McAleenan, and Schenkel. The value of these awards is reflected in the Grant Date Fair Value of Stock and Option Awards column in “Executive Compensation and Other Information — Grants of Plan-Based Awards.” At his request, the Board did not make any equity grants to Mr. Sherman in 2006. The value of the equity awards issued in 2006 to the NEOs was allocated 60% to restricted stock and 40% to stock options. The decision to allocate the equity awards in this manner was based on consultation with Mercer regarding the appropriate total value of the award to be granted to each officer, the valuation of restricted stock vis-à-vis options, and the remaining availability of shares under the 2005 Equity Incentive Plan.

Executive Benefits and Perquisites

Perquisites for our executives, including the named executive officers, are very limited. Other than allowances to the executives for automobiles, our executives are eligible for the same benefits as all other employees. The Board of Directors reviewed a tally sheet summarizing these perquisites, which are set forth under “Executive Compensation and Other Information — Summary Compensation Table.”

The Corporation seeks to maintain an egalitarian culture in its facilities and operations. The Corporation does not provide its officers with parking spaces or separate dining or other facilities. Corporation-provided air travel for officers is for business purposes only. The Corporation’s use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. The Corporation’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs, except that employees making over $100,000 annually make higher monthly contributions for their health insurance benefits. The Corporation has no outstanding loans of any kind to any of its executive officers. Since our initial public offering, federal law has prohibited the Corporation from making any new loans to its executive officers.

Post-Termination Compensation

The Board believes that severance benefits and change of control benefits are necessary in order to attract and retain the caliber and quality of executive that Builders FirstSource needs in its most senior positions.

The Corporation has entered into employment agreements with Messrs. Sherman, O’Meara, Horn, and McAleenan. The terms of these agreements are described in “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control.” These agreements provide the Corporation with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants. The Board considered the advisability of using employment agreements with its executive officers and determined that they are in the best interests of the Corporation insofar as they permit the Corporation to achieve its goals of retaining the best possible executive talent while obtaining post-employment non-competition and non-solicitation covenants from executive officers.

Under the terms of their employment agreements, Messrs. Sherman, O’Meara, Horn, and McAleenan are entitled to certain severance benefits in the event their employment with the Corporation is terminated under certain circumstances. Under their employment agreements, the NEOs are not entitled to severance benefits in the event of a change-of-control unless the change-of-control results in their termination. These severance benefits are described under the caption “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control.”

Retirement/Post-Employment Benefits

The Corporation does not provide any retirement programs or benefits to its NEOs other than its 401(k) plan, which is available to all employees.

Equity Grant Practices

The Board’s plan is to grant annual equity awards to our NEOs following the release of earnings in February of each year. We do not engage in the practice of timing grants with the release of non-public information. Through mid-2006, we utilized the closing price on the day before the grant date to establish the exercise price of stock options under our equity plans. In response to SEC guidance issued with the new executive compensation rules, the Board determined that the fair market value of future option grants will be the closing price on the grant date.

Tax Deductibility Policy

The Board of Directors has carefully considered the implications of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors believes tax deductibility of compensation is an important consideration. Accordingly, the Board of Directors, where possible and considered appropriate, strives to preserve corporate tax deductions, including the deductibility of compensation to NEOs. Amounts paid under the Corporation’s 2005 Equity Incentive Plan and the Management Incentive Plan during the four-year period following the Corporation’s initial public offering will not be subject to the Section 162(m) deduction limitations unless these plans are materially modified, thereby making such amounts tax deductible to the Corporation.

The Board of Directors also reserves flexibility, where it is deemed necessary and in the best interests of the Corporation and its stockholders to continue to attract and retain the best possible executive talent, to approve compensation arrangements that are not necessarily fully tax deductible to the Corporation. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m). The Board of Directors will continue to review the Corporation’s executive compensation practices to determine which elements of executive compensation qualify as “performance-based compensation” under the Code.

Summary Compensation

The following table sets forth the cash and other compensation that we paid to our NEOs or that was otherwise earned by our NEOs for their services in all capacities during 2006.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)

Floyd F. Sherman,	2006	600,000	—	—	506,016	—	1,106,016
Chief Executive Officer

Kevin P. O’Meara,	2006	392,885	536,066	374,734	343,541	17,512	1,664,738
President and Chief Operating Officer

Charles L. Horn,	2006	362,885	268,722	187,367	317,484	401,828	1,538,286
Senior Vice President — Finance and Chief Financial Officer

Donald F. McAleenan,	2006	349,231	238,793	166,384	304,299	17,512	1,076,219
Senior Vice President and General Counsel

Frederick B. Schenkel,	2006	239,308	41,773	29,140	180,507	14,612	505,340
Vice President — Manufacturing

(1)	Messrs. O’Meara, Horn, McAleenan, and Schenkel received raises in February 2006, raising their annual salaries to $405,000, $375,000, $360,000, and $242,000, respectively.

(2)	Reflects the proportionate amount of the total fair value of stock and option awards recognized by the Corporation as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R). The assumptions used in determining the grant date fair values of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Reflects annual cash incentive awards earned under the Corporation’s Management Incentive Plan. For information regarding our Management Incentive Plan, see the discussion in “Executive Compensation and Other Information — Compensation Discussion and Analysis.”

(4)	Employer Contributions to 401(k) Plan. Each of Messrs. O’Meara, Horn, McAleenan, and Schenkel received a 50% match for their contributions up to 6% of their annual compensation.

Relocation Assistance for Mr. Horn.  In 2006, Mr. Horn received relocation assistance of $246,701 in connection with the sale of his home, which consisted of mortgage payments, property taxes, utility bills, certain other upkeep expenses, and the loss incurred in connection with the sale of the home (exclusive of real estate commissions). The relocation assistance is valued based on the actual payments made.

Tax Gross-Up.  The relocation assistance of $246,701 was grossed up by $137,615 to cover Mr. Horn’s tax obligations. This was comprised of a gross up to cover federal income and Medicare taxes on the relocation assistance.

Auto Allowance.  Each of Messrs. O’Meara, Horn, McAleenan, and Schenkel received a car allowance.

Grants of Plan-Based Awards

The following table below sets forth the individual grants of plan-based awards made to each of our NEOs during 2006.

						All Other
					All Other	Option
					Stock Awards:	Awards:	Exercise	Closing	Grant Date
		Estimated Future Payouts Under			Number	Number of	or Base	Price	Fair Value
		Non-Equity Incentive Plan Awards			of Shares	Securities	Price of	on	of Stock
		(1)			of Stock	Underlying	Option	Grant	and Option
	Grant	Threshold	Target	Maximum	or Units	Options	Awards	Date	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($/Sh)	($)(4)

Floyd F. Sherman		48,000	600,000

Kevin P. O’Meara		32,400	405,000
	2/14/06				77,000				1,837,990
	2/14/06					128,600	23.87	24.10	1,284,941

Charles L. Horn		30,000	375,000
	2/14/06				38,600				921,382
	2/14/06					64,300	23.87	24.10	642,470

Donald F. McAleenan		28,800	360,000
	2/14/06				34,300				818,741
	2/14/06					57,100	23.87	24.10	570,530

Frederick B. Schenkel		17,424	217,800
	2/14/06				6,000				143,220
	2/14/06					10,000	23.87	24.10	99,918

(1)	Represents threshold and target payout levels for 2006 performance under the Management Incentive Plan. There is no maximum payout level, although the Board of Directors does not anticipate that any annual payment under the Management Incentive Plan would exceed an amount equal to 250% of the annual base salary of the executive officer. The actual amount earned by each NEO in 2006 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The threshold payment set forth in the table is the lowest payment attainable upon hitting the minimum threshold of one of the three company-performance based elements of the Management Incentive Plan. A lower payment is possible if the only payout under the Management Incentive Plan is under the fourth element, which is an evaluation of personal performance. There is no minimum threshold payment under the personal performance element. For more information regarding the Management Incentive Plan, see the discussion in “Executive Compensation and Other Information — Compensation Discussion and Analysis.”

(2)	Award of time-vesting restricted stock under the 2005 Equity Incentive Plan. The restricted stock vests in three equal annual installments on each of the first, second, and third anniversaries of the grant date.

(3)	Award of time-vesting stock options granted under the 2005 Equity Incentive Plan. The exercise price of the options is equal to the closing price of the Corporation’s Common Stock on the day before the grant. The options vest in three equal annual installments on each of the first, second, and third anniversaries of the grant date. The options expire ten years from the grant date.

(4)	Represents the grant-date fair value of each award. The grant date fair value of the awards is determined pursuant to FAS 123R. The assumptions used in determining the grant date fair values of the awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Employment Agreements

We have employment agreements with Messrs. Sherman, Horn, O’Meara, and McAleenan that include the terms described below. Additional information regarding the severance benefits provided under the employment agreements may be found under “Executive Compensation and Other Information — Post-Termination Payments and Benefits.”

Mr. Sherman.  Mr. Sherman’s employment agreement was entered into on September 1, 2001, and, as amended on June 1, 2005, has a two-year term, with automatic renewals each year commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. Mr. Sherman’s employment agreement sets his base salary at $600,000, subject to annual review and increase as deemed appropriate by the Board of Directors. At his request, Mr. Sherman’s base salary has remained unchanged since September 2001. Mr. Sherman’s employment agreement also provides that Mr. Sherman will be eligible for an annual cash incentive bonus of up to 133% of his base salary, as determined by the Board of Directors. The Board of Directors may increase the amount of Mr. Sherman’s bonus if it deems such an increase appropriate. Pursuant to his employment agreement, Mr. Sherman is entitled to fully participate in all (i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally.

Messrs. O’Meara, Horn, and McAleenan.  The employment agreements with Messrs. O’Meara, Horn, and McAleenan were entered into on January 15, 2004. Each of these agreements has a one-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. As provided in the employment agreement, the minimum base salary of each of Messrs. O’Meara, Horn, and McAleenan is $405,000, $375,000 and $360,000, respectively, based on the most recent adjustments made by the Board. The employment agreement of each of Messrs. O’Meara, Horn, and McAleenan provides for the payment of an annual cash incentive bonus with a minimum target of 100% of their salary. The employment agreements also provide that the executives are entitled to fully participate in all (i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that are outstanding as of December 31, 2006 for each of our NEOs.

	Option Awards							Stock Awards
					Equity Incentive
					Plan Awards:					Market
	Number of		Number of		Number of			Number of		Value of
	Securities		Securities		Securities			Shares or		Shares or
	Underlying		Underlying		Underlying			Units of		Units of
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not
	(#)		(#)		Options	Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(9)

Floyd F. Sherman	235,753	(1)				3.15	1/16/12

Kevin P. O’Meara	352,490	(2)	—			3.15	1/16/12
	39,192	(3)	—			3.15	2/27/14
	—		128,600	(4)		23.87	2/14/16
								77,000	(5)	1,372,910

Charles L. Horn	147,650	(1)	—			3.15	1/16/12
	74,523	(3)	—			3.15	2/27/14
	—		64,300	(4)		23.87	2/14/16
								38,600	(5)	688,238

Donald F. McAleenan	253,714	(2)	—			3.15	1/16/12
	46,295	(3)	—			3.15	2/27/14
	—		57,100	(4)		23.87	2/14/16
								34,300	(5)	611,569

Frederick B. Schenkel	7,000	(6)			—	3.15	4/15/08
	4,000	(7)			1,000	3.15	2/11/12
	7,800	(8)			5,200	3.15	1/1/13
	5,000	(3)	—			3.15	2/27/14
	—		10,000	(4)		23.87	2/14/16
								6,000	(5)	106,980

(1)	Stock options awarded to the executive on January 16, 2002 under the 1998 Stock Incentive Plan. The stock options vested in four tranches on each of September 1, 2002, 2003, 2004, and 2005.

(2)	Stock options awarded to the executive on January 16, 2002 under the 1998 Stock Incentive Plan. The options were 20% vested on the date of grant, and an additional 20% vested on each of September 1, 2002, 2003, 2004, and 2005.

(3)	Stock options awarded to the executive on March 1, 2004 under the 1998 Stock Incentive Plan. The options vested based on the Corporation achieving specified performance targets as follows: (i) one sixth on December 31, 2004, based on performance targets for 2004, (ii) one sixth on December 31, 2005, based on performance targets for 2005, (iii) one sixth on December 31, 2006, based on performance targets for 2006, and (iv) one half on December 31, 2006, based on performance targets for the three-year period including 2004, 2005, and 2006.

(4)	Stock options awarded to the executive on February 14, 2006 under the 2005 Equity Incentive Plan. The options vest in three equal tranches on each of February 14, 2007, 2008, and 2009.

(5)	Restricted stock awarded to the executive on February 14, 2006 under the 2005 Equity Incentive Plan. The restricted shares vest in three equal tranches on each of February 14, 2007, 2008, and 2009.

(6)	Stock options awarded to the executive on April 15, 1998 under the 1998 Stock Incentive Plan. The options vested based on the attainment of yearly financial targets on each of April 15, 1999, 2000, 2001, 2002, and 2003.

(7)	Stock options awarded to the executive on February 11, 2002 under the 1998 Stock Incentive Plan. The options vest based on the attainment of yearly financial targets on each of February 11, 2003, 2004, 2005, 2006, and 2007.

(8)	Stock options awarded to the executive on January 1, 2003 under the 1998 Stock Incentive Plan. The options vest based on the attainment of yearly financial targets on each of January 1, 2004, 2005, 2006, 2007, and 2008.

(9)	Reflects the value as calculated using the closing market price of our Common Stock as of the last trading day in 2006, December 29, 2006 ($17.83).

Option Exercises and Stock Vested

The following table provides information regarding stock options exercised by our NEOs during 2006. No restricted stock awards vested in 2006.

	Option Awards
	Number of
	Shares
	Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)(1)

Floyd F. Sherman	900,000	14,798,638
Kevin P. O’Meara	26,817	534,006
Charles L. Horn	70,326	1,158,335
Donald F. McAleenan	64,290	1,112,465
Frederick B. Schenkel	—	—

(1)	Reflects the value as calculated by the difference between the market price of our Common Stock on the date of exercise and the exercise price of the stock options.

Potential Payments upon Termination or Change in Control

As described above in the narrative following the Grants of Plan-Based Awards table, we have entered into employment agreements with four of our NEOs, which, among other things, provide benefits to such NEOs in the event of a termination of employment under certain circumstances.

Mr. Sherman’s Agreement

Termination without Cause.  Mr. Sherman’s employment agreement provides that if he is terminated by the Corporation without “cause” (as defined in the employment agreement) he will be entitled to payment of his annual base salary and health and welfare benefits for the remainder of the term of the employment agreement.

Termination by Reason of Executive’s Death or Disability.  The agreements also provide that upon Mr. Sherman’s termination of employment by reason of his death or disability, Mr. Sherman (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after his date of termination. In the event of Mr. Sherman’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments the executive receives under the Corporation’s plans.

Restrictive Covenants.  During his employment with the Corporation and for one year thereafter, Mr. Sherman may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, Mr. Sherman may not solicit any employees of the Corporation or any of its subsidiaries during his employment with the Corporation and for two years thereafter.

Agreements with Messrs. O’Meara, Horn, and McAleenan

Termination by the Corporation without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination.  Under each of these employment agreements, in the event that (i) the executive’s employment is terminated by us without “cause” (as defined in the employment agreement), (ii) the executive terminates his employment because of a material adverse diminution in job title or responsibilities or a relocation of his principal place of employment more than 100 miles from its current location without his consent, (iii) we notify the executive of our intent not to renew the employment agreement and the executive delivers a “notice of resignation” (as defined in the employment agreement) within 90 days of receipt of the notice of non-renewal, or (iv) the executive’s employment is terminated by mutual consent and the parties enter into an agreement whereby the executive agrees to be bound by the post-termination restrictive covenants in the agreement (described below), the executive will be entitled to continuation of his base salary and health benefits for one year after the date of termination, plus payment of an amount equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

Termination by Reason of Executive’s Death or Disability.  The agreements also provide that upon the executive’s termination of employment by reason of his death or disability, the executive (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after the date of termination. In the event of executive’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments the executive receives under the Corporation’s plans.

Restrictive Covenants.  During the executive’s employment with us and for one year thereafter, the executive may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, the executive may not solicit any employees of the Corporation or any of its subsidiaries during his employment with us and for two years thereafter.

Summary of Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2006 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Mr. Sherman	Mr. O’Meara	Mr. Horn	Mr. McAleenan	Mr. Schenkel

Reason for Termination:
By Corporation Without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination(1)
Cash Severance(2)	$999,452	$905,203	$835,692	$803,850	$—
Health & Welfare Continuation(3)	8,930	6,592	6,597	6,607	—

Total Estimated Value of Payments and Benefits(4)	$1,008,382	$911,795	$842,289	$810,457	$—

Death or Disability(5)
Cash Severance(6)	$600,000	$405,000	$375,000	$360,000	—
Health & Welfare Continuation(7)	5,361	6,592	6,597	6,607	—

Total Estimated Value of Payments and Benefits(4)	$605,361	$411,592	$381,597	$366,607	$—

(1)	Mr. Sherman will only receive these benefits upon a termination of his employment by the Corporation without cause. In the case of a termination by mutual consent of a named executive officer with an employment agreement (other than Mr. Sherman), the officer must agree to be bound by certain post-termination restrictive covenants in order to be eligible to receive these benefits.

(2)	For Mr. Sherman, includes the dollar value of continuation of his annual base salary for the remainder of the term of the employment agreement (one year and eight months). For Messrs. O’Meara, Horn, and McAleenan, includes the dollar value of continuation of the executive’s then-current base salary for a period of one year and a lump sum payment equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

(3)	For Mr. Sherman, the dollar value represents the cost of providing continued health and welfare benefits to the executive for the remainder of the term of the employment agreement (one year and eight months). For Messrs. O’Meara, Horn, and McAleenan, the dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.

(4)	Payments under these agreements will be made in accordance with the Corporation’s regular payroll practices.

(5)	Does not include the dollar value of potential short-term and/or long-term disability payments.

(6)	For Messrs. Sherman, O’Meara, Horn, and McAleenan, includes the dollar value of continuation of the executive’s then-current base salary for a period of one year. In the case of disability, this amount shall be reduced by the proceeds of any short-term and/or long-term disability payments.

(7)	For Messrs. Sherman, O’Meara, Horn, and McAleenan, the dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement. Based on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

Submitted by the Compensation Committee:

Cleveland A. Christophe (Chairman)
Ramsey A. Frank
Kevin J. Kruse

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Until July 27, 2006, the full Board of Directors of Builders FirstSource, Inc. determined and oversaw executive and director compensation for the Corporation. On that date, the Board established a Compensation Committee on which Messrs. Christophe, Frank, and Kruse serve. Other than Floyd F. Sherman, who is the Chief Executive Officer (and until October 18, 2006 was the President) of the Corporation and Paul S. Levy, who is the Chairman of the Corporation (although he is not an employee of the Corporation), none of the members of the Board of Directors were officers or employees of Builders FirstSource, Inc. or any of its subsidiaries during the last fiscal year, or at any other time or had any relationship with the Corporation requiring disclosure under Item 404 of Regulation S-K. None of the members of the Board of Directors were executive officers of another entity on whose compensation committee or board of directors an executive officer of the Corporation served. Additionally, none of the executive officers of the Corporation served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Compensation Committee or the Board of Builders FirstSource.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporation’s Code of Business Conduct and Ethics and its Supplemental Code of Ethics, both of which are in writing, provide guidelines for identifying, reviewing, approving, and ratifying related party transactions. Related party transactions include those transactions that create an actual, apparent, or potential conflict of interest. Related party transactions involving the Corporation’s Chief Executive Officer, President, Chief Financial Officer, or Controller (or persons forming similar functions) must be submitted to the General Counsel for review. If the General Counsel determines that an actual or apparent conflict of interest exists, the transaction must be submitted to the Audit Committee for approval. The directors and executive officers, as well as all other employees of the Corporation, must obtain a waiver for any activity that violates the Corporation’s Code of Business Conduct and

Ethics. The Corporation’s compliance committee is responsible for the administration of the Code of Business Conduct. However, only the Audit Committee may waive any violation of this code by directors or executive officers.

In the ordinary course of business and on terms no less favorable to us than we could obtain from unaffiliated third parties, in 2006 we purchased $4.9 million in windows and related products from PGT, Inc., through its wholly-owned subsidiary, PGT Industries, Inc. PGT, Inc. is controlled by an affiliate of JLL Partners, Inc. Another affiliate of JLL Partners, Inc. is the beneficial owner of more than five percent of the Corporation’s outstanding Common Stock. From January 1, 2007 through February 28, 2007, we purchased $0.5 million in windows and related products from PGT Industries, Inc. We will most likely continue such purchases in the foreseeable future. Our Chief Executive Officer and Director, Floyd F. Sherman, and our Directors, Paul S. Levy, Ramsey A. Frank, and Brett N. Milgrim are also directors of PGT, Inc.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance, and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the Nasdaq Rules. The Board of Directors has designated the Chairman of the Audit Committee, Robert C. Griffin, and committee members Cleveland A. Christophe and Craig A. Steinke as audit committee “financial experts” under the SEC’s guidelines.

The Audit Committee’s purposes and responsibilities are described in its charter, available on the Governance section of the Corporation’s Web site. They include overseeing the integrity of the Corporation’s financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the external auditors’ qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation’s internal audit function. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The external auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and for expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation’s audited financial statements for the year ended December 31, 2006. The Audit Committee has discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, as amended by SAS 90. In addition, the Audit Committee has received from the external auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the external auditors’ provision of non-audit services to the Corporation is compatible with the auditors’ independence.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Submitted by the Audit Committee:

Robert C. Griffin (Chairman)
Cleveland A. Christophe
Craig A. Steinke

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of Builders FirstSource and their ages (as of March 30, 2007) are as follows:

Floyd F. Sherman, Chief Executive Officer and Director, age 67.  Mr. Sherman has been our Chief Executive Officer and a director since 2001, when he joined the Corporation. From 2001 until October 2006, he also served as President of the Corporation. Prior to joining the Corporation, he spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York, and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.

Kevin P. O’Meara, President and Chief Operating Officer, age 42.  Mr. O’Meara is a co-founder of the Corporation. At the inception of the Corporation, he served as the Chief Financial Officer. Mr. O’Meara was promoted to Senior Vice President and Chief Operating Officer in May 2000 and served as such until his appointment as President and Chief Operating Officer in October 2006. Prior to co-founding the Corporation, Mr. O’Meara served as Vice President, Strategic Planning and Business Development at Fibreboard Corporation. He worked three years in the Dallas office of Bain & Company, a strategic management consulting firm. He also worked six years at two private investment firms. Mr. O’Meara is a C.P.A. and has a B.A. (economics) and a B.B.A. (accounting) from Southern Methodist University and an M.B.A. from Harvard Business School.

Charles L. Horn, Senior Vice President and Chief Financial Officer, age 46.  Mr. Horn joined the Corporation in May 1999 as Vice President — Finance and Controller. He was promoted to CFO in May 2000. Prior to joining the Corporation, Mr. Horn served in a variety of positions at Pier One Imports, most recently as Vice President and Treasurer. Prior to Pier One, he served as Vice President Finance/Chief Financial Officer of Conquest Industries. Mr. Horn also has seven years of public accounting experience with PriceWaterhouse. Mr. Horn is a C.P.A. and received his B.B.A. degree from Abilene Christian University and an M.B.A. from the University of Texas at Austin.

Donald F. McAleenan, Senior Vice President and General Counsel, age 52.  Mr. McAleenan is a co-founder of the Corporation and serves as General Counsel. Prior to co-founding the Corporation, Mr. McAleenan served as Vice President and Deputy General Counsel of Fibreboard Corporation from 1992 to 1997. Mr. McAleenan was also Assistant General Counsel of AT&E Corporation and spent nine years as a securities lawyer at two New York City law firms. Mr. McAleenan has a B.S. from Georgetown University and a J.D. from New York University Law School.

Morris E. Tolly, Senior Vice President — Operations, age 64.  Mr. Tolly was promoted to the position of Senior Vice President — Operations of the Corporation on January 25, 2007. Mr. Tolly has been with the Corporation since 1998 when the Corporation acquired Pelican Companies, Inc. (“Pelican”) and has over 40 years of experience in the building products industry. He served in a myriad of roles at Pelican, including sales, Sales Manager, and General Manager. Mr. Tolly was an Area Vice President responsible for 12 locations at the time of Pelican’s acquisition. In 2000, he was promoted to President — Southeast Group with responsibility for 48 locations.

Frederick B. Schenkel, Vice President — Manufacturing, age 57.  Mr. Schenkel joined the Corporation in 1998 when the Corporation acquired Builders Supply and Lumber (“BSL”) from Pulte Home Corporation. He became Vice President of the Corporation in 1999 and was promoted to Vice President — Manufacturing in 2002. Mr. Schenkel has more than 30 years of experience managing manufacturing facilities in the industry and, before joining BSL, held such positions as manufacturing manager for The Ryland Group, Inc., Vice President of Manufacturing for Diversified Homes Corporation of Maryland, and plant manager for Regional Building Systems, Inc. Mr. Schenkel holds a B.A. in accounting from Saint Bonaventure University.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers, and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership, as of March 27, 2007, of our Common Stock by (i) each person known to us (based upon their Schedule 13D and 13G filings with the SEC), to hold greater than 5% of the total number of outstanding shares and (ii) each current director or named executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of March 27, 2007, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 27, 2007, including upon the exercise of options. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

	Shares of	Percentage
	Common Stock	Ownership of Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)	Owned(3)(4)

JLL Partners Fund V, L.P.(5)(7)	8,952,551.5	25.3
Warburg Pincus Private Equity IX, L.P.(6)(8)	8,764,636.5	24.7
Barclays Global Fund Advisors(9)	1,963,205	5.5
Paul S. Levy(5)(7)	8,952,551.5	25.3
David A. Barr(6)	8,764,636.5	24.7
Cleveland A. Christophe	4,484	*
Ramsey A. Frank(7)	—	*
Michael Graff(6)	8,764,636.5	24.7
Robert C. Griffin	5,477	*
Kevin J. Kruse(6)	8,764,636.5	24.7
Brett N. Milgrim(7)	—	*
Craig A. Steinke	4,769	*
Floyd F. Sherman(10)	855,753	2.4
Kevin P. O’Meara(11)	620,110	1.7
Charles L. Horn(12)	315,600	*
Donald F. McAleenan(13)	449,580	1.3
Frederick B. Schenkel(14)	52,960	*
Directors, Director Nominees, and Executive Officers as a group (15 persons)	20,178,191	54.9

*	Percentage does not exceed one percent of the total outstanding class.

(1)	Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

(2)	The number of shares beneficially owned by each person or group as of March 27, 2007 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 27, 2007, including upon the exercise of stock options.

(3)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 35,434,413 shares of Common Stock outstanding on March 27, 2007 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 27, 2007, including upon the exercise of options.

(4)	Subject to dilution resulting from awards of Common Stock and exercise of options to acquire Common Stock under the 1998 Stock Incentive Plan and/or the 2005 Equity Incentive Plan.

(5)	Building Products, LLC is the direct record owner of 17,605,103 shares of our Common Stock but has no power to vote or dispose of such shares of Common Stock. By virtue of its position as a member of Building Products, LLC and pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, LLC, JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), may be deemed to be the beneficial owner of 8,952,551.5 shares of Common Stock held by Building Products, LLC. The sole general partner of JLL Fund V is JLL Associates V, L.P., a Delaware limited partnership (“JLL Associates V”); the sole general partner of JLL Associates V is JLL Associates G.P. V, L.L.C., a Delaware limited liability company (“JLL Associates G.P.”); and the sole managing member of JLL Associates G.P. is Mr. Paul Levy. Each of JLL Fund V, JLL Associates V, JLL Associates G.P., and Mr. Levy may be deemed to be the beneficial owner of the securities reported as beneficially owned by JLL Fund V. Each of JLL Fund V, JLL Associates V, and JLL Associates G.P. has disclaimed beneficial ownership of our Common Stock. Mr. Levy only has a pecuniary interest in a portion of the shares set forth herein.

(6)	Includes 112,085 shares of Common Stock held directly by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”), and 8,652,551.5 shares of Common Stock held by Building Products, LLC. Building Products, LLC is the direct record owner of 17,605,103 shares of our Common Stock, but has no power to vote or dispose of such shares of Common Stock. By virtue of its position as a member of Building Products, LLC and pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, LLC, WP IX may be deemed to be the beneficial owner of 8,652,551.5 shares of Common Stock held by Building Products, LLC. The sole general partner of WP IX is Warburg Pincus IX LLC, a New York limited liability company (“WP IX LLC”); Warburg Pincus Partners LLC, a New York limited liability company (“WPP LLC”), is the sole member of WP IX LLC; Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP LLC; Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP IX; and Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC. By reason of the provisions of Rule 16a-1 of the Exchange Act, WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye, and Mr. Landy may be deemed to be the beneficial owners of the securities reported as beneficially owned by WP IX. Each of WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye, and Mr. Landy all disclaim beneficial ownership of all shares of Common Stock except to the extent of any indirect pecuniary interest therein.

Messrs. Barr, Graff, and Kruse are partners of WP and are members and Managing Directors of WP LLC. As such, each may be deemed to have an indirect pecuniary interest (within the meaning of 16a-1 of the Exchange Act) in an indeterminate portion of the securities reported as beneficially owned by WP IX. Each of Messrs. Barr, Graff, and Kruse disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein. None of Messrs. Barr, Graff, and Kruse directly own any shares of Common Stock.

(7)	The business address for JLL Partners Fund V, L.P., JLL Associates V, L.P., JLL Associates G.P. V, L.L.C., and Messrs. Levy, Frank, and Milgrim is 450 Lexington Ave., Suite 3350, New York, New York 10017.

(8)	The business address for Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners LLC, Warburg Pincus LLC, and Messrs. Charles R. Kaye and Joseph P. Landy is 466 Lexington Avenue, New York, New York, 10017.

(9)	The business address for Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California, 94105.

(10)	Includes 235,753 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 27, 2007 under the 1998 Stock Incentive Plan.

(11)	Includes 434,544 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 27, 2007 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(12)	Includes 243,604 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 27, 2007 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(13)	Includes 319,040 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 27, 2007 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(14)	Includes 30,733 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 27, 2007 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

Building Products, LLC

On February 27, 2006, JLL Fund V and WP IX each acquired 50% of the limited liability company interests of Building Products, LLC. Building Products, LLC (on behalf of JLL Fund V) acquired shares of our Common Stock in a private purchase on December 6, 2006, and WP IX acquired shares of our Common Stock in the open market on November 30, 2006, December 1, 2006, December 4, 2006, and March 14, 2007. Accordingly, as of March 27, 2007, JLL Fund V and WP IX may be deemed to beneficially own 25.3% and 24.7% of our Common Stock, respectively.

The Amended and Restated Limited Liability Company Agreement of Building Products, LLC, as further amended on December 6, 2006, provides, among other things, that each of JLL Fund V and WP IX holds such number of interests in Building Products, LLC as equals the number of shares of our Common Stock deemed to be beneficially owned by JLL Fund V or WP IX, as applicable. As a member of Building Products, LLC, each of JLL Fund V and WP IX is deemed to hold the number of shares of our Common Stock it held on February 27, 2006, plus any shares of our Common Stock acquired by Building Products, LLC on behalf of such member and any shares of our Common Stock contributed to Building Products, LLC by such member, less any shares of our Common Stock transferred from Building Products, LLC on behalf of such member. Each of JLL Fund V and WP IX directs the voting of the securities of the Corporation beneficially owned by it as it sees fit, without any agreement, arrangement, or understanding between them regarding the voting of the subject securities of the Corporation. In furtherance thereof, Building Products, LLC has delivered to each of JLL Fund V and WP IX an irrevocable proxy, coupled with an interest, to vote on all matters submitted to stockholders of the Corporation, such number of shares of our Common Stock as is equal to the total number of shares of our Common Stock held by Building Products, LLC, multiplied by each of the members’ respective percentage ownership interest in Building Products, LLC. Building Products, LLC may not transfer shares of our Common Stock that are beneficially owned by either JLL Fund V and WP IX for a period of two years after the date of the Amended and Restated Limited Liability Company Agreement, unless otherwise agreed by the members of Building Products, LLC. Neither JLL Fund V nor WP IX may direct the disposition of the shares of the other party. Once the two-year restricted period has elapsed, each party may transfer and cause Building Products, LLC to transfer the shares of our Common Stock that it beneficially owns, subject to certain volume limitations and other provisions.

Furthermore, under the terms of the Amended and Restated Limited Liability Company Agreement, Building Products, LLC will use its commercially reasonable efforts to cause the Board of Directors of the Corporation to include designees of each of JLL Fund V and WP IX, and each of JLL Fund V and WP IX will select such designees as it deems appropriate, without any agreement, arrangement, or understanding between them to work collectively to achieve the appointment of the parties’ designees to our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires Builders FirstSource’s directors and executive officers, and certain persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Builders FirstSource. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

In February 2006, the Corporation filed, on behalf of our Vice President and Controller Chad Crow, one report on Form 4 that was six days late. This Form 4 related to a single grant of stock options and restricted stock. To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 2006, all other Section 16(a) filing requirements were complied with, as applicable to its directors, executive officers, and greater than ten percent owners.

PROPOSAL 2 — APPROVAL OF THE 2007 INCENTIVE PLAN

On February 27, 2007, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Builders FirstSource, Inc. 2007 Incentive Plan (the “2007 Plan”). The 2007 Plan will become effective as of the date it is approved by the stockholders.

A summary of the 2007 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the 2007 Plan

Purpose.  The purposes of the 2007 Plan are to retain and incentivize employees, officers, directors, and consultants of the Corporation and its affiliates, to increase their efforts on behalf of the Corporation, and to promote the success of the Corporation’s business.

Administration.  The 2007 Plan will be administered by a committee (the “Committee”) of the Board, or if the Board so determines, by the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms, and conditions thereof; establish, adopt, or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.

Eligibility.  The 2007 Plan permits the grant of incentive awards to employees, officers, directors, and consultants of the Corporation and its affiliates as selected by the Committee. As of the record date, the number of eligible participants was approximately 5,700. The number of eligible participants may increase over time based upon future growth of the Corporation and its affiliates.

Permissible Awards.  The 2007 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of the Common Stock, which may be designated under the Code as nonqualified stock options (which may be granted to all participants ) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•	stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of the Common Stock on the date of exercise over the grant price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•	restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria;

•	other stock-based awards in the discretion of the Committee; and

•	cash-based awards.

Shares Available for Awards.  Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2007 Plan is 2,500,000. No more than 2,500,000 shares may be made subject to options or SARs. No more than 1,250,000 of these shares may be made subject to stock-based awards other than options or SARs.

Limitations on Individual Awards.  The maximum aggregate number of shares of Common Stock subject to stock-based awards that may be granted under the 2007 Plan in any 12-month period to any one participant is (i) 750,000 shares for options and SARs and (ii) 750,000 shares for restricted stock, restricted stock units, and other stock-based awards. The maximum aggregate amount that may be paid with respect to cash-based awards under the 2007 Plan to any one participant in any 12-month period is $5,000,000.

Performance Goals.  Any awards granted under the 2007 Plan may be designated as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Corporation or a parent or subsidiary of the Corporation, or a division or strategic business unit of the Corporation, as determined by the Committee:

•	pre-tax or after-tax income;

•	earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income excluding amortization of intangible assets, depreciation, and impairment of goodwill and intangible assets;

•	operating income;

•	earnings or book value per share (basic or diluted);

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	return on revenues;

•	net tangible assets (working capital plus property, plants, and equipment) or return on net tangible assets (operating income divided by average net tangible assets);

•	operating cash flow (operating income plus or minus changes in working capital less capital expenditures);

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	economic value created;

•	operating margin or profit margin;

•	stock price or total stockholder return;

•	earnings from continuing operations;

•	cost targets, reductions or savings, productivity, or efficiencies;

•	strategic business criteria, consisting of one or more objectives based on specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures, or similar transactions; or

•	with respect to awards that are not intended to be qualified performance-based awards in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m), any other criteria determined by the Committee to be appropriate.

Limitations on Transfer; Beneficiaries.  A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.

Treatment of Awards upon a Change in Control.  Unless otherwise provided in an award agreement, upon a change in control, all outstanding options and SARs will become fully vested, all restrictions on outstanding awards will lapse, and any performance conditions on outstanding awards will be deemed to have been fully earned at the target level.

Adjustments.  If any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the participants, then the Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may be issued in connection with awards, (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price, or purchase price relating to any award, and (iv) the performance goals applicable to outstanding awards. In addition, the Committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder in the form of cash or other property (including but not limited to shares of stock).

Termination and Amendment.  The Board or the Committee may, at any time and from time to time, terminate or amend the 2007 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies, or regulations, then such amendment will be subject to stockholder approval. The Board or the Committee may amend or terminate outstanding awards. No termination or amendment of the 2007 Plan or any award granted thereunder may, without the consent of the participant, adversely affect the rights of any participant under such award.

Prohibition on Repricing.  Except as set forth above in “Adjustments,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require stockholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2007 Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonqualified Stock Options.  There will be no federal income tax consequences to the optionee or to the Corporation upon the grant of a nonqualified stock option under the 2007 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price and the Corporation will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.  There will be no federal income tax consequences to the optionee or to the Corporation upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Corporation will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price and the Corporation will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs.  A participant receiving a SAR under the 2007 Plan will not recognize income, and the Corporation will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Corporation will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock) and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock) and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units.  A participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property) and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards.  A participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A.  The 2007 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units granted under the 2007 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.  The Corporation has the right to deduct or withhold, or require a participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the 2007 Plan.

Benefits to Named Executive Officers and Others

As of April 9, 2007, no awards had been granted under the 2007 Plan. Awards will be made at the discretion of the Committee or the Board. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2007 Plan in the future.

Current Stock Incentive Plans

The Corporation currently maintains the 1998 Stock Incentive Plan, as amended, under which no further awards will be granted. The Corporation also currently maintains the Builders FirstSource, Inc. 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan will remain in effect whether or not the Corporation’s stockholders approve the 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2007 PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2006.

Number of
	Number of			Securities Remaining
	Securities to be			Available for
	Issued Upon		Weighted Average	Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options, Warrants,		Options, Warrants,	(Excluding Securities
Plan category	and Rights		and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	605,299	(1)	$23.03	1,233,714
Equity compensation plans not approved by security holders	2,566,269	(2)(3)	$3.11	—

Total	3,171,568		$6.91	1,233,714	(4)

(1)	Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005.

(2)	Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 1998 Stock Incentive Plan, as amended. No grants were made under this plan after the Corporation’s initial public offering. No further grants will be made under this plan.

(3)	Includes 100,000 shares of Common Stock to be issued pursuant to the exercise of certain options granted in 1999 to an accredited investor pursuant to a certain Nonqualified Stock Option Agreement in connection with an acquisition.

(4)	Includes securities remaining available for issuance pursuant to the 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005. Of these awards, at December 31, 2006, 740,012 were available to be made subject to stock-based awards other than options or SARs. Under the 2005 Equity Incentive Plan, the Corporation is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock, and other common stock-based awards. The maximum number of shares of Common Stock reserved for the grant of awards under the 2005 Equity Incentive Plan is 2,200,000, subject to adjustment as provided by the plan. No more than 2,200,000 shares may be made subject to options or stock appreciation rights (“SARs”) granted under the plan. No more than 1,100,000 shares of Common Stock may be made subject to stock-based awards other than options or SARs. Stock options and SARs granted under the 2005 Equity Incentive Plan may not have a term exceeding 10 years from the date of grant. If our Board of Directors determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our Board of Directors will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award, and (iv) the performance goals applicable to outstanding awards. In addition, our Board of Directors may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.

1998 Stock Incentive Plan, as Amended January 25, 2007

The purpose of the 1998 Stock Incentive Plan is to provide our key employees, officers, consultants, and advisors with an opportunity to acquire shares of our Common Stock. Under this plan, our Board was authorized to grant stock options and other equity based awards, such as stock appreciation rights or restricted stock awards. The plan is administered by our Board, which had the discretion to determine the persons to whom awards were granted, the type of awards, the number of awards, vesting requirements, and other features and conditions of awards under the plan, including whether the awards contained provisions relating to a change in control of the Corporation.

In the event that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock underlying the plan awards such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of: (i) the number and kind of shares of Common Stock or other property (including cash) that may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock or other property (including cash) issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price, or purchase price relating to any award; provided, that, with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code, and (iv) the performance goals applicable to outstanding awards. In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of Common Stock).

In the event of a sale of the Corporation, the Board, in its sole discretion, may cancel all outstanding stock options issued under the plan and provide for a cash payment to each holder thereof equal to (i) the excess of the consideration received by the Corporation’s stockholders pursuant to the sale of the Corporation over the exercise price per share of the option multiplied by (ii) the number of shares of Common Stock subject to the option.

The Corporation has determined that no further grants will be made under the 1998 Stock Incentive Plan.

PROPOSAL 3 — RATIFICATION OF SELECTION OF AUDITORS

Based upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP (“PWC”) to serve as the Corporation’s independent registered public accounting firm for the year ending December 31, 2007. As a matter of good corporate governance, the stockholders will be requested to ratify the Audit Committee’s selection at the annual meeting. Representatives of PWC will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by PWC for fiscal years 2006 and 2005:

	2006	2005

Audit fees(1)	$4,253,782	$2,672,085
Audit-related fees(2)	250,015	60,051
Tax fees(3)	504,768	249,447
All other fees	—	—

Total PWC fees	$5,008,565	$2,981,583

(1)	Audit fees of PWC for 2006 and 2005 consisted of the audit of the consolidated financial statements of the Corporation and quarterly reviews of financial statements. Audit fees for 2006 also consisted of the audits of the Corporation’s assessment of the effectiveness of internal control over financial reporting and of the effectiveness of management’s internal control over financial reporting. Audit fees of PWC for 2005 also included fees related to filings made with the SEC in connection with debt offerings and the transition from a privately-held company to a publicly-traded company.

(2)	Audit-related fees include, among other items, accounting advisory fees related to financial accounting matters and mergers and acquisitions.

(3)	Tax fees include assistance with the preparation of tax returns of certain of the Corporation’s subsidiaries and assistance with audits, as well as tax planning and advising management as to the tax implications of certain transactions undertaken by the Corporation.

The Audit Committee has determined that the provision of services related to audit services, audit-related services, tax compliance, advisory services, and other services is compatible with maintaining the independence of PWC. PWC did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2005 or the fiscal year ended December 31, 2006.

The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of PWC to perform audit or permissible non-audit services on behalf of the Corporation or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before PWC is engaged to provide those services. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Audit Committee, as set forth in the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). Under the Pre-Approval Policy, the Audit Committee may delegate either specific or general pre-approval authority to one or more of its members. The Pre-Approval Policy delegates specific pre-approval authority to its Chairman, provided that the estimated fee for any such proposed pre-approved service does not exceed $125,000 per service or $250,000 in the aggregate. The Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Under the Pre-Approval Policy, the Audit Committee must specifically pre-approve a service unless the type of service has received general pre-approval. The Audit Committee annually reviews and generally pre-approves the services that may be provided by the independent auditor during the following calendar year without obtaining specific pre-approval from the Audit Committee. The Corporation’s Chief Financial Officer, in consultation with the Chairman of the Audit Committee, will determine whether services are eligible for general pre-approval. The general pre-approved amounts are $400,000 for audit services, $400,000 for audit-related services, $500,000 for tax services, and $200,000 for other services. The amounts in the first three categories are subject to additional sub-limits on types of services. The Audit Committee may specifically pre-approve any services in these categories that exceed the permitted general pre-approval amounts.

As a result, the Audit Committee or its designee approved 100% of all services performed by PWC on behalf of the Corporation and its subsidiaries subsequent to June 22, 2005, the date of our initial public offering.

If the stockholders do not ratify the selection of PWC, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF SELECTION OF AUDITORS.

STOCKHOLDER PROPOSALS

Pursuant to SEC Rule 14a-8, to be considered for inclusion in the Corporation’s proxy statement for the 2008 annual meeting, any stockholder proposal submitted must be received by the Corporate Secretary not later than December 11, 2007. In addition, subject to SEC Rule 14a-8, our By-laws provide that no business may be brought by a stockholder before an annual meeting of stockholders unless the stockholder (i) is a stockholder of record on the date of the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee thereof) and is entitled to notice of and to vote at such annual meeting as of such record date, (ii) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws, and (iii) such notice is in the proper form as set forth in Article II, Section 5 of the By-laws. Accordingly, in order for a stockholder’s proposal (other than one included in the proxy statement pursuant to SEC Rule 14a-8) to be considered timely and to be brought during the 2008 annual meeting pursuant to the Corporation’s By-laws, the required written notice must be received by the Corporate Secretary on or after January 25, 2008 but no later than February 24, 2008. A copy of the By-laws may be obtained on the Governance section of our Web site at www.bldr.com or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, United States of America.

REDUCE PRINTING AND MAILING COSTS

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Legal Department at (214) 880-3500, by e-mail return (to keep e-mail together) at inforequest@bldr.com, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street Suite 1600, Dallas, Texas 75201. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. This Notice of Annual Meeting and Proxy Statement and our 2006 Annual Report on Form 10-K are available on our Web site at www.bldr.com. Instead of receiving future copies of our proxy statement and annual report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record.  If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners.  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary

April 9, 2007

Builders FirstSource, Inc. and the Builders FirstSource logo are trademarks or service marks of an affiliate of Builders FirstSource, Inc. © 2007 Builders FirstSource, Inc. All rights reserved.

APPENDIX A

BUILDERS FIRSTSOURCE, INC.
2007 INCENTIVE PLAN

1.	Purpose; Types of Awards; Construction.

The purposes of the Builders FirstSource, Inc. 2007 Incentive Plan (the “Plan”) are to provide an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Builders FirstSource, Inc. (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units, other equity-based awards and cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in cash.

(e) “Change in Control” means the occurrence of any of the following:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (i) above) other than a Principal or a Related Party of a Principal, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to the Board or whose nomination for election was approved by a vote of a majority of the members of the Board, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board.

For purposes of this Section 2(e) only:

“Affiliate” means, with respect to any specified Person, (i) any Subsidiary or Parent of the Specified Person, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the specified Person.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal” means (i) Building Products, LLC, a Delaware limited liability company, (ii) JLL Partners, Inc., a Delaware corporation, (iii) Warburg Pincus, LLC, a New York limited liability company, and their respective Affiliates.

“Related Party” means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or (ii) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other persons referred to in the immediately preceding clause (i).

“Subsidiary” means (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Voting Stock” means any securities of the Company which vote generally in the election of directors.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g) “Committee” means the committee of the Board described in Section 3.

(h) “Company” means Builders FirstSource, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Effective Date” means the date it is approved by both the Board and the stockholders of the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(k) “Fair Market Value” means, on any date, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which there was a sale of such Stock on such exchange; (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market; or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its sole discretion, shall determine.

(l) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(m) “NQSO” means any Option that is not designated as an ISO.

(n) “Option” means a right, granted to a Participant under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(o) “Other Stock-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan and (ii) a right granted to a Participant to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Participant” means a person who, as a non-employee director, officer or other employee, advisor or consultant to the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(r) “Performance Goals” means performance goals based on one or more of the following criteria, where applicable: (i) pre-tax income or after-tax income; (ii) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) economic value created; (xii) operating margin or profit margin; (xiii) stock price or total stockholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures or similar transactions; or (xvii) with respect to Awards that are not intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, any other criteria determined by the Committee to be appropriate.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any

Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, provided, however, that with respect to Awards that are intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, any such adjustments to be made must be objectively established at the time the Performance Goals relating to the Awards are established, and shall otherwise be prescribed in a form that meets the requirements of Section 162(m).

(s) “Plan” means this Builders FirstSource, Inc. 2007 Incentive Plan, as amended from time to time.

(t) “Restricted Stock” means an Award of shares of Stock to a Participant under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(u) “Restricted Stock Unit” or “RSU” means a right granted to a Participant under Section 6(b)(iv) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(v) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(w) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(x) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(y) “Stock Appreciation Right” or “SAR” means the right, granted to a Participant under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(z) “Subsidiary” means, for all purposes other than with respect to the definition of “Change in Control,” a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Administration.

The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

The Committee may delegate to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom the Committee has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or person may have under the Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an

Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine Performance Goals no later than such time as required to ensure that an underlying Award that is intended to comply with the requirements of Section 162(m) of the Code so complies; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; (vii) construe and interpret the Plan and any Award; (viii) prescribe, amend and rescind rules and regulations relating to the Plan; (ix) determine the terms and provisions of the Award Agreements (which need not be identical for each Participant); and (x) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any parent or subsidiary of the Company, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

4.	Eligibility.

Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 2,500,000, subject to adjustment as provided herein. No more than 2,500,000 shares of Stock may be made subject to Options or SARs granted under the Plan, and no more than 1,250,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards), subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. The maximum aggregate number of shares of Stock underlying Options and SARs that may be granted under the Plan to any one Participant in any 12-month period shall be 750,000. The maximum aggregate number of shares of Stock underlying Awards of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards that may be granted under the Plan to any one Participant in any 12-month period shall be 750,000. The maximum aggregate amount that may be paid with respect to Cash-Based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $5,000,000. Determinations made in respect of the share limitations set forth in this section shall be made in a manner consistent with Section 162(m) of the Code.

If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. To the extent that the full number of shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of shares of Stock issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of shares of Stock remaining available for issuance pursuant to Awards granted under the Plan. To the extent that the full number of shares of Stock subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of shares of Stock issued and delivered shall be considered for purposes of determining the number of shares of Stock remaining available for issuance pursuant to Awards granted under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of: (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards. In addition, the Committee may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of Stock).

6.	Terms of Awards.

(a) General.  The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Terms of Specified Awards.  The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(A) Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash (including broker-assisted “cashless exercise” arrangements whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price (to the extent permitted by law)) or, with the approval of the Committee, shares of Stock or other property, or a combination of the above, in any case in an amount having a combined value equal to such exercise price. Subject to the Committee’s approval, an Award Agreement may provide that a Participant may pay or satisfy all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company. Except as otherwise provided in Section 5, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(C) Term and Exercisability of Options.  Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment.  An Option may not be exercised unless: (1) the Participant is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company; and (2) the Participant has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

(E) Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

(ii) SARs.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(A) In General.  Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may made in cash, Stock or property as specified in the Award or determined by the Committee.

(B) Right Conferred.  An SAR shall confer on the Participant a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine), and may be paid with or without interest, as determined by the Committee, where the date of exercise is earlier than the date on which payment in respect of the SAR is made. Except as otherwise provided in Section 5, the grant price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(C) Term and Exercisability of SARs.  SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. An SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment.  An SAR may not be exercised unless: (1) the Participant is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company; and (2) the Participant has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(E) Other Provisions.  SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

(iii) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(A) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Unless otherwise determined by the Committee, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture.  Upon termination of employment with or service to the Company during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(A) Award and Restrictions.  Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the period specified for Restricted Stock Units by the Committee during which forfeiture conditions apply, or such later date as the Committee shall determine. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

(B) Forfeiture.  Upon termination of employment with or service to the Company prior to the vesting of a Restricted Stock Unit, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(C) Dividend Equivalents.  The Committee may in its discretion determine whether Restricted Stock Units may be credited with dividend equivalents at such time as dividends, whether in the form of cash, Stock or other property, are paid with respect to the Stock. Any such dividend equivalents shall be credited in the form of additional Restricted Stock Units and shall subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such dividend equivalent was credited.

(v) Other Stock-Based Awards.  The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

(vi) Cash-Based Awards.  The Committee is authorized to grant Awards to Participants in the form of Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

7.	Change in Control Provisions.

Unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change of Control:

(a) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at target level.

8.	General Provisions.

(a) Nontransferability.  Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

(b) No Right to Continued Employment, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Participant’s employment or director or independent contractor relationship.

(c) Taxes.  The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Participant is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Participant may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares of Stock to be received upon settlement or exercise of such Award that is equal to the minimum amount required to be withheld.

(d) Amendment and Termination.  The Board or the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board or the Committee, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The Board or the Committee may at any time and from time to time alter, amend, suspend or terminate an outstanding Award in whole or in part. Notwithstanding the foregoing sentence of this clause (ii), no alteration or amendment to or suspension or termination of the Plan or any Award shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.  Unless earlier terminated by the Board or the Committee pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted.

(f) No Rights to Awards; No Stockholder Rights.  No Participant shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(g) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(j) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(k) Special Provisions Related to Section 409A of the Code.

(i) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Agreement by reason of the occurrence of a Change in Control or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. In addition, the payment or distribution of any amount or benefit by reason of a “separation from service” to any person who is a “specified employee” (as defined in Code Section 409A) shall be delayed for such period of time, if any, as may be required to avoid an additional tax under Code Section 409A. This Section 8(k)(i) does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement.

(ii) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original grant date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

ADMISSION TICKET
Annual Meeting of Stockholders
of
Builders FirstSource, Inc.
Thursday, May 24, 2007
9:00 a.m. CDT
Four Seasons Resort/Club
4150 North MacArthur Boulevard
Irving, Texas 75038
This ticket admits only the stockholder(s) whose name(s) is/are printed on the front of this proxy card.
Please bring this admission ticket and a government issued photo identification card with you if you are attending the meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BUILDERS FIRSTSOURCE, INC.
This Proxy is Solicited on Behalf of the Board of Directors
of Builders FirstSource, Inc.
The undersigned hereby appoints Kevin P. O’Meara and Charles L. Horn, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Builders FirstSource, Inc. on May 24, 2007, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement: FOR all nominees for election of directors and FOR proposal 2 and proposal 3. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free telephone number.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

BUILDERS FIRSTSOURCE, INC. 2001 BRYAN STREET - SUITE 1600 DALLAS, TX 75201
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Builders FirstSource, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Builders FirstSource, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BLDRS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BUILDERS FIRSTSOURCE, INC.

Vote on Directors

1.	Election of Directors Nominees: 01) Ramsey A. Frank, 02) Kevin J. Kruse, and 03) Floyd F. Sherman	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain

2.	Approval of Builders FirstSource 2007 Incentive Plan.	☐	☐	☐
3.	Ratification of the Selection of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for the year 2007.

	Transact such other matters as may properly come before the meeting.	☐	☐	☐
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date